Exhibit 10.9.3
THIRD AMENDMENT, CONSENT AND WAIVER
TO THE LOAN AND SECURITY AGREEMENT
EXECUTED by the parties hereto as of the 31st day of October, 2007,

AMONG:	MIDFIELD SUPPLY ULC

(the “Borrower”)

AND:	MEGA PRODUCTION TESTING INC.
NORTHERN BOREAL SUPPLY LTD.
HAGAN OILFIELD SUPPLY LTD.
1048025 ALBERTA LTD.
1236564 ALBERTA LTD.

(collectively the “Guarantors”, and individually a “Guarantor”)

AND:	BANK OF AMERICA, N.A. (acting through its Canada branch)

in its capacity as agent for Lenders and in its capacity as collateral agent for Secured Parties under the Security Documents

(the “Agent”)

AND:	THE FINANCIAL INSTITUTIONS PARTY TO THE LOAN AND SECURITY AGREEMENT, as Lenders

(collectively the “Lenders”)
     WHEREAS Borrower, the other Obligors thereto, Lenders and Agent, in its capacity as agent for and on behalf of Lenders and in its capacity as collateral agent for Secured Parties under the Security Documents, entered into a Loan and Security Agreement made as of November 2, 2006 (as amended pursuant to a Consent and First Amendment to the Loan and Security Agreement dated as of April 26, 2007, a Second Amendment to the Loan and Security Agreement dated as of May 17, 2007, and as the same has or may be further amended, modified, restated, supplemented or replaced from time to time, the “Loan and Security Agreement”);
     AND WHEREAS Borrower has advised Agent and Lenders that (i) it intends on amalgamating with its Subsidiary, Northern Boreal Supply Ltd., and continue its existence as Midfield Supply ULC (hereinafter, “Amalco”), and (ii) its Subsidiaries, Hagan Oilfield Supply Ltd., 1048025 Alberta Ltd. and 1236564 Alberta Ltd., intend on amalgamating and continuing their existence as Hagan Oilfield Supply Ltd. (hereinafter the “Hagan Amalco”), the whole pursuant to Section 10.2.9 of the Loan and Security Agreement (collectively the “Amalgamations”);
     AND WHEREAS Borrower has advised Agent and Lenders that it has terminated the Distributor Agreement dated December 15, 2005, between NUSCO Supply & Manufacturing ULC (now known as Midfield Supply ULC) and IPSCO Inc. (the “Distributor Agreement”);
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

     AND WHEREAS Borrower has advised Agent and Lenders that it into intends to enter into a distributor agreement with Europump (the “Europump Distributor Agreement”) and intends to enter into a distributor agreement with Tenaris Global Services (Canada), Inc. (the “Tenaris Distributor Agreement”);
     AND WHEREAS the Borrower has advised Agent and Lenders that it has acquired, or it intends to acquire (i) the supply business of Europump, namely the supply stores which sell and distribute oilfield service equipment in Western Canada (the “Europump Acquisition”), the whole substantially in accordance with the terms of the Asset Purchase Agreement attached hereto as Schedule “A” (the “Europump APA”), (ii) substantially all of the assets of Traak & Field Enterprises Ltd. (the “Traak & Field Acquisition”), the whole substantially in accordance with the terms of the Asset Purchase Agreement attached hereto as Schedule “B” (the “Traak & Field APA”), (iii) substantially all of the assets of Shur-Run Hotshot Services Ltd. (the “Shur-Run Acquisition”), the whole substantially in accordance with the terms of the Asset Purchase Agreement attached hereto as Schedule “C” (the “Shur-Run APA”), and (iv) substantially all of the assets of Mark Energy Services Ltd. (the “Mark Energy Acquisition”), the whole substantially in accordance with the terms of the Asset Purchase Agreement attached hereto as Schedule “D” (the “Mark Energy APA”); (the EuroPump Acquisition, the Traak & Field Acquisition, the Shur-Run Acquisition and the Mark Energy Acquisition collectively called the “Recent Acquisitions”, and each a “Recent Acquisition”);
     AND WHEREAS Borrower has advised Agent and Lenders that Events of Default have occurred under the Credit Agreement as a result of the Violations (as hereinafter defined);
     AND WHEREAS the Borrower has requested that Agent and Lenders consider certain other amendments to the Loan and Security Agreement;
     AND WHEREAS Agent and Lenders wish to confirm their consent to the Amalgamations and the Recent Acquisitions, the parties hereto have agreed to amend certain provisions of the Loan and Security Agreement and Agent and Lenders have agreed to waive the Events of Default existing as a result of the Violations, but, in each case, only to the extent and subject to the limitations set forth in this Third Amendment, Consent and Waiver to the Loan and Security Agreement (hereinafter this “Amendment Agreement”) and without prejudice to Agent’s, Lenders’ and Secured Parties’ other rights;
     NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:
ARTICLE I – INTERPRETATION
1.1	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement.
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

ARTICLE II – AMENDMENTS
2.1	As of the Amendment Effective Date, the following defined term shall be added to Section 1.1 of the Loan and Security Agreement, in alphabetical order:
“Permitted Acquisition — any transaction, or any series of related transactions, consummated on or after the Closing Date, by which an Obligor directly or indirectly acquires through a purchase of assets any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, provided, however, that no Default or Event of Default exists or would result as a consequence of any such Acquisition, provided, further, that any such ongoing business so acquired is engaged in the same or a similar business of the applicable Obligor, as conducted by it on the Closing Date, and any activities incidental thereto, provided, further, that the aggregate consideration paid for any one such Acquisition does not exceed $500,000, and provided, further, that the aggregate consideration paid for all such Acquisitions in any 12-month rolling period does not exceed $1,000,000.”
2.2	As of the Amendment Effective Date, the defined term “Capital Expenditure” contained in Section 1.1 of the Loan and Security Agreement is deleted and the following substituted therefor:
“Capital Expenditures — all liabilities incurred, expenditures made or payments due (whether or not made) by Borrower or Subsidiary for (i) any Permitted Acquisition, and (ii) for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases; provided, that the one time expenditures relating to the purchase of assets from Europump relating to its supply business, from Traak & Field Enterprises Ltd., from Shur-Run Hotshot Services Ltd. and from Mark Energy Services Ltd. shall be not be included in the calculation of Capital Expenditures.”
2.3	With effect as of December 31, 2007, the defined term “Fiscal Year” contained in Section 1.1 of the Loan and Security Agreement is deleted and the following substituted therefor:
“Fiscal Year — the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31st of each year.”
2.4	As of the Amendment Effective Date, Section 3.4 of the Loan and Security Agreement is hereby deleted and the following substituted therefore:
“3.4 Overdraft Loans
In respect of the accounts of an Obligor opened and maintained with the Bank, whenever a cheque or other item is presented for payment against such account in an amount greater than the then available balance in such account (an “Overdraft Loan”), such presentation shall be deemed to constitute a Notice of Borrowing for a Loan on the date of such notice in the amount of such Overdraft Loan (or the Equivalent Amount thereof),
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

bearing interest by reference to the Prime Rate Revolving Loan. Until such Overdraft Loan shall in fact be repaid by a Prime Rate Revolving Loan, any such Overdraft Loan shall constitute Obligations secured by the Collateral and, upon the making of a Prime Rate Revolving Loan, each Lender shall be required to participate in each such Revolving Loan on a Pro Rata basis and shall settle with the Agent regardless of whether any conditions of Borrowing, under Section 6.2 or otherwise, have otherwise been met.”
2.5	As of the Amendment Effective Date, Section 10.2.3 of the Loan and Security Agreement is hereby deleted and the following substituted therefor:
“10.2.3. Capital Expenditures.
Commencing Fiscal Year 2007, make Capital Expenditures in excess of $5,000,000 in the aggregate by all Obligors during any Fiscal Year; provided, however, that if the amount of Capital Expenditures permitted to be made in any Fiscal Year exceeds the amount actually made, up to $250,000 of such excess may be carried forward to the next Fiscal Year; provided, further, that the one time Capital Expenditure (limited to a maximum aggregate amount of $8,500,000) related to the purchase of the Lands at, and the building of a new facility on, 502 Fifth St. W., Nisku, Alberta, is hereby permitted and not subject to this Section.”
2.6	As of the Amendment Effective Date (and for greater certainty, after consummation of the Recent Acquisitions), Section 10.2.19 of the Loan and Security Agreement is hereby deleted and the following substituted therefor:
“10.2.19 Acquisitions.
Unless otherwise provided for herein, and except for any Permitted Acquisition, consummate any Acquisitions without the prior written consent of the Required Lenders.”

2.7	As of the Amendment Effective Date, Section 10.2.23 of the Loan and Security Agreement is hereby deleted and the following substituted therefor:
“10.2.23 Distributor Agreements.
Not enter into a distributor agreement with Europump or with Tenaris Global Services (Canada), Inc., or with any other third party, except on terms and conditions satisfactory to the Agent, and upon execution and delivery to and in favour of the Agent of all such documents and instruments it may reasonably require in respect thereof. Upon the execution and delivery of any such distributor agreement, each Obligor shall not, and shall cause each Subsidiary not to, amend or terminate such distributor agreements, without the prior written consent of the Agent.”
ARTICLE III – CONSENT TO AMALGAMATIONS
3.1	Further to Borrower’s advice that each of the Amalgamations are set to occur on or prior to November 1, 2007, to the extent necessary, Agent hereby consents to each of the
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

Amalgamations, and declares itself satisfied pursuant to the terms of Section 10.2.9 of the Loan and Security Agreement.

3.2	The consent provided in Section 3.1 of this Amendment Agreement, and the Agent’s satisfaction with the Amalgamations as provided in Section 10.2.9 of the Loan and Security Agreement, is conditioned on (i) the execution and delivery, on or before November 15, 2007, of the documents, instruments and things listed on Schedule “F” hereto (together with such other or further opinions, certificates, directions of payment or other documents or things reasonably required by Agent), and (ii) the acknowledgement, agreement and confirmation by each of Amalco and the Hagan Amalco, as applicable, that notwithstanding the completion of the Amalgamations: (a) all Loan Documents executed and delivered by (1) either of the Borrower or Northern Boreal Supply Ltd. with respect to Amalco, and (2) either of Hagan Oilfield Supply Ltd., 1048025 Alberta Ltd. and 1236564 Alberta Ltd. with respect to the Hagan Amalco, in each case, as of the date of the applicable Amalgamation, remain in full force and effect and extend to all debts, liabilities and obligations of the Obligors to the Agent under, pursuant to, or in connection with, the Loan and Security Agreement; (b) it is bound by the terms of such Loan Documents; and (c) the Liens granted in favour of the Agent pursuant to such Loan Documents by each of the Borrower and Northern Boreal Supply Ltd., with respect to Amalco, and by each of Hagan Oilfield Supply Ltd., 1048025 Alberta Ltd. and 1236564 Alberta Ltd., with respect to the Hagan Amalco, continue to extend to all debts, liabilities and obligations of Amalco and/or the Hagan Amalco, as applicable, owing to the Agent under, pursuant to, or arising out of, the Loan Documents.
ARTICLE IV – WAIVERS TO LOAN AND SECURITY AGREEMENT
4.1	Borrower has advised Agent and Lenders that an Event of Default has occurred under the Loan and Security Agreement as a result of the Capital Expenditures made by the Borrower in excess of $5,000,000 as a consequence of the Capital Expenditures relating to the purchase of the Lands at, and the building of a new facility on, 502 Fifth St. W., Nisku, Alberta, which were made in excess of the $5,000,000 threshold provided by Section 10.2.3 of the Loan and Security Agreement (the “Capital Expenditure Violation”). Subject to the terms of this Amendment Agreement, Agent and Lenders hereby waive, as of the Amendment Effective Date, the Event of Default existing as a result of the Capital Expenditure Violation.

4.2	The Borrower has advised Agent and Lenders that an Event of Default has occurred under the Loan and Security Agreement as a result of Borrower having consummated some or all of the Recent Acquisitions prior to the Amendment Effective Date (the “Acquisition Violation”). Subject to the terms of this Amendment Agreement, Agent and Lenders hereby waive, as of the Amendment Effective Date, the Event of Default existing as a result of the Acquisition Violation.

4.3	The Borrower has advised Agent and Lenders that an Event of Default has occurred under the Loan and Security Agreement as a result of the termination of the Distributor Agreement (the “Distributor Violation”, together with the Capital Expenditure Violation and the Acquisition Violation, hereinafter collectively the “Violations” and individually
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

a “Violation”). Subject to the terms of this Amendment Agreement, as of the Amendment Effective Date and notwithstanding the terms of Section 10.2.23 of the Loan and Security Agreement, to the extent necessary, Agent and Lenders hereby consent to the termination of the Distributor Agreement, and Agent and Lenders hereby waive the Event of Default existing as a result of the Distributor Violation.

4.4	The Borrower has advised Agent and Lenders that, effective as of December 31, 2007, it intends on changing its Fiscal Year end from October 31st to December 31st of each year. Subject to the terms of this Amendment Agreement, the parties hereto agree that Borrower shall be in compliance with Section 10.1.2(a) of the Loan and Security Agreement if the financial information described in such Section 10.1.2(a), on the terms therein described, is delivered by Borrower (i) within 120 days of October 31, 2007 for the fiscal year then ended and relating to the twelve (12) month period preceding such date, (ii) within 120 days of December 31, 2008 for the fiscal year then ended and relating to the twelve (12) month period preceding such date, and (iii) within 120 days of any subsequent Fiscal Year, for such Fiscal Year then ended and relating to the applicable twelve (12) month period preceding the end of such Fiscal Year.
ARTICLE V – CONSENT TO THE RECENT ACQUISITIONS
5.1	Further to Borrower’s advice that it has executed, or anticipates executing, the Europump APA, the Traak & Field APA, the Shur-Run APA and the Mark Energy APA, in each case on or prior to December 15, 2007, notwithstanding the terms of the Loan and Security Agreement or any other Loan Document, to the extent necessary, Agent and Lenders hereby consent to the each of the Acquisitions.

5.2	The consent provided in Section 5.1 of this Amendment Agreement is conditioned on the following:
(a)	with respect to the Europump Acquisition: (i) such Acquisition is made substantially on the terms of the Europump APA, (ii) the total consideration paid for such Acquisition does not exceed $2,949,899.21 which amount is to be paid in cash and by setting off Accounts owed to the Borrower by Europump, and together with, on an ongoing basis, the annual Profit Participation Payments owing to Europump (with such amounts being applied firstly in reduction of the outstanding amount owed to the Borrower under the Europump Loan) (iii) Borrower shall provide Agent and Lenders, prior to, or concurrently with, the said Acquisition, an officer’s certificate in the form attached hereto as Schedule “E” (together with such other or further opinions, certificates, directions of payment or other documents or things reasonably required by Agent), the whole in form and substance satisfactory to Agent, and (iii) Borrower shall provide such Lien Waivers as may be required pursuant to the Loan and Security Agreement.

(b)	with respect to the Traak & Field Acquisition: (i) such Acquisition is made substantially on the terms of the Traak & Field APA, (ii) the total consideration paid for such Acquisition does not exceed $307,100 which is to be paid in cash, (iii) Borrower shall provide Agent and Lenders, prior to, or concurrently with, the
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

said Acquisition, an officer’s certificate in the form attached hereto as Schedule “E” (together with such other or further opinions, certificates, directions of payment or other documents or things reasonably required by Agent), the whole in form and substance satisfactory to Agent, and (iii) Borrower shall provide such Lien Waivers as may be required pursuant to the Loan and Security Agreement.

(c)	with respect to the Shur-Run Acquisition: (i) such Acquisition is made substantially on the terms of the Shur-Run APA, (ii) the total consideration paid for such Acquisition does not exceed $60,000 which is to be paid in cash, (iii) Borrower shall provide Agent and Lenders, prior to, or concurrently with, the said Acquisition, an officer’s certificate in the form attached hereto as Schedule “E” (together with such other or further opinions, certificates, directions of payment or other documents or things reasonably required by Agent), the whole in form and substance satisfactory to Agent, and (iii) Borrower shall provide such Lien Waivers as may be required pursuant to the Loan and Security Agreement.

(d)	with respect to the Mark Energy Acquisition: (i) such Acquisition is made substantially on the terms of the Mark Energy APA, (ii) the total consideration paid for such Acquisition does not exceed $500,000 which is to be paid in cash up to $200,000 and the balance thereof to be paid in stock, (iii) Borrower shall provide Agent and Lenders, prior to, or concurrently with, the said Acquisition, an officer’s certificate in the form attached hereto as Schedule “E” (together with such other or further opinions, certificates, directions of payment or other documents or things reasonably required by Agent), the whole in form and substance satisfactory to Agent, and (iii) Borrower shall provide such Lien Waivers as may be required pursuant to the Loan and Security Agreement.
ARTICLE VI – CONDITIONS TO EFFECTIVENESS
6.1	This Amendment Agreement shall become effective upon satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the “Amendment Effective Date”):
(a)	Borrower and each Guarantor delivering to Agent five originally executed copies of this Amendment Agreement; and

(b)	Obligors delivering to Agent revised and updated disclosure Schedules to the Loan and Security Agreement reflecting current disclosure in accordance with the terms of the Loan and Security Agreement and after accounting for the consummation of the Amalgamations and the Acquisitions.
ARTICLE VII – REPRESENTATIONS AND WARRANTIES
7.1	Borrower and each Guarantor warrant and represent to Agent and Lenders that the following statements are true, correct and complete:
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

(a)	Authorization, Validity, and Enforceability of this Amendment Agreement. Each of Borrower and each Guarantor has the corporate power and authority to execute and deliver this Amendment Agreement and to perform the Loan and Security Agreement. Each of Borrower and each Guarantor has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize its execution and delivery of this Amendment Agreement and the performance of the Loan and Security Agreement. This Amendment Agreement has been duly executed and delivered by the each of Borrower and each Guarantor and this Amendment Agreement and the Loan and Security Agreement constitute the legal, valid and binding obligations of each of Borrower and each Guarantor, enforceable against them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Borrower’s and each Guarantor’s execution and delivery of this Amendment Agreement and the performance by Borrower and each Guarantor of the Loan and Security Agreement do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of Borrower or any Subsidiaries or Guarantor by reason of the terms of (a) any contract, mortgage, hypothec, Lien, lease, agreement, indenture, or instrument to which any of Borrower or any Guarantor is a party or which is binding on any of them, (b) any requirement of law applicable to Borrower or any Subsidiaries or any Guarantor, or (c) the certificate or articles of incorporation or amalgamation or bylaws of Borrower or any Subsidiaries or any Guarantor.

(b)	Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against Borrower or any Subsidiaries or any Guarantor of this Amendment Agreement or the Loan Security Agreement except for such as have been obtained or made and filings required in order to perfect and render enforceable the Agent’s Liens.

(c)	Incorporation of Representations and Warranties From Loan and Security Agreement. The representations and warranties contained in the Loan and Security Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(d)	Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment Agreement that would constitute an Event of Default.

(e)	Security. All security delivered to or for the benefit of Agent on behalf of Secured Parties pursuant to the Loan and Security Agreement and the other Loan Documents remain in full force and effect and secure all Obligations of Borrower
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

and each Guarantor under the Loan and Security Agreement and the other Loan Documents to which they are a party.
ARTICLE VIII – MISCELLANEOUS
8.1	Borrower (i) reaffirms its Obligations under the Loan and Security Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Loan and Security Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.

8.2	Each Guarantor (i) consents to and approves the execution and delivery of this Amendment Agreement by the parties hereto, (ii) agrees that this Amendment Agreement does not and shall not limit or diminish in any manner the obligations of each Guarantor under its Guarantee (collectively, the “Guarantees”) and that such obligations would not be limited or diminished in any manner even if such Guarantor had not executed this Amendment Agreement, (iii) agrees that this Amendment Agreement shall not be construed as requiring the consent of a Guarantor in any other circumstance, (iv) reaffirms each of its obligations under the Guarantees and the other Loan Documents to which it is a party, and (v) agrees that the Guarantees and the other Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

8.3	Nothing contained in this Amendment Agreement or any other communication between Agent and/or Lenders and/or Secured Parties and Borrower (or any other Obligor) shall be a waiver of any present or future violation, Default or Event of Default under the Loan and Security Agreement or any other Loan Document (collectively, “Violations”). Similarly, nothing contained in this Amendment Agreement shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Agent’s or Lenders’ or Secured Parties’ right at any time to exercise any right, privilege or remedy in connection with the Loan and Security Agreement or any other Loan Document with respect to any Violations (including, without limiting the generality of the foregoing, in respect of the non-conformity to any representation, warranty or covenant contained in any Loan Documents), (ii) except as specifically provided in Article II hereof, amend or alter any provision of the Loan and Security Agreement or any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any other Obligor under the Loan Documents or any right, privilege or remedy of Agent or Lenders or Secured Parties under the Loan and Security Agreement or any other Loan Document or any other contract or instrument with respect to Violations. Nothing in this Amendment Agreement shall be construed to be a consent by Agent or Lenders or Secured Parties to any Violations.

8.4	The waivers contained in Sections 4.1 and 4.1 of this Amendment Agreement apply only to the applicable Violation, and nothing contained in this Amendment Agreement or any other communication between Agent and/or Lenders and/or other Secured Parties and Borrower (or any other Obligor) shall be a waiver of any other present or future violation, Default or Event of Default under the Loan and Security Agreement or any other Loan Document (collectively, “Other Violations”). Similarly, nothing contained in this Amendment Agreement shall directly or indirectly in any way whatsoever either:
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

(i) impair, prejudice or otherwise adversely affect Agent’s or Lenders’ or other Secured Parties’ right at any time to exercise any right, privilege or remedy in connection with the Loan and Security Agreement or any other Loan Document with respect to any Other Violations (including, without limiting the generality of the foregoing, in respect of the non-conformity to any representation, warranty or covenant contained in any Loan Document), (ii) except as specifically provided herein, amend or alter any provision of the Loan and Security Agreement or any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any other Obligor under the Loan Documents or any right, privilege or remedy of Agent or Lenders or other Secured Parties under the Loan and Security Agreement or any other Loan Document or any other contract or instrument with respect to Other Violations. Nothing in this Amendment Agreement shall be construed to be a consent by Agent or Lenders or other Secured Parties to any Other Violations.

8.5	This Amendment Agreement shall be interpreted and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.6	This Amendment Agreement may be executed in original and/or facsimile counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.
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Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment to the Loan and Security Agreement as of the date first above written.

MIDFIELD SUPPLY ULC,
as Borrower

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President

MEGA PRODUCTION TESTING INC.,
as Guarantor

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President

NORTHERN BOREAL SUPPLY LTD.,
as Guarantor

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President

HAGAN OILFIELD SUPPLY LTD.,
as Guarantor

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President

1048025 ALBERTA LTD.,
as Guarantor

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

1236564 ALBERTA LTD.,
as Guarantor

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President

BANK OF AMERICA, N.A.
(acting through its Canada branch),
as Agent

Per:	/s/ NELSON LAM
Name:	Nelson Lam
Title:	Vice President
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

AGREED AND ACCEPTED by the Lenders:

BANK OF AMERICA, N.A.
(acting through its Canada branch),
as Lender

Per:	/s/ NELSON LAM

Name:	Nelson Lam
Title:	Vice President

ALBERTA TREASURY BRANCHES,
as Lender

Per:	/s/ DWAYNE HOOPFER
Name:	Dwayne Hoopfer
Title:	Director

Per:	/s/ GERALD BUHLER
Name:	Gerald Buhler
Title:	Associate Director

ROYAL BANK OF CANADA
(Asset Based Finance),
as Lender

Per:	/s/ DOUG ROBINSON
Name:	Doug Robinson
Title:	Sr. Portfolio Manager

Per:	/s/ MARCELLE FERNANDES
Name:	Marcelle Fernandes
Title:	Portfolio Manager
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

HSBC BANK CANADA,
as Lender

Per:	/s/ WADE SCHULER
Name:	Wade Schuler
Title:	Senior Account Manager Commercial Financial Services

Per:	/s/ GARTH EVANS
Name:	Garth Evans
Title:	Assistant Vice President Commercial Financial Services

JPMORGAN CHASE BANK, N.A.
TORONTO BRANCH,
as Lender

Per:	/s/ BARRY WALSH
Name:	Barry Walsh
Title:	Vice President
Third Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)